Exhibit 99.2

Beyond Li-ion™

SES AI Reports Second Quarter 2026 Financial Results

Reports second quarter revenue of $5.1 million

Improved second quarter gross margin to 22.3%

UZ Energy named certified battery partner by Sol-Ark, a top U.S. inverter producer

Paul Diemer, ex-CTO of Flex Power, Added to Board of Directors

Maintained strong liquidity position with approximately $163 million

Affirmed full year 2026 revenue guidance of $30 million to $35 million

Highlights

●	Reported $5.1 million revenue in the second quarter 2026, compared to $6.7 million in the first quarter 2026
●	GAAP net loss in the second quarter 2026 of $17.8 million, or $0.05 loss per share, compared to a GAAP net loss of $12.1 million, or $0.04 loss per share in the first quarter 2026
●	Non-GAAP net loss in the second quarter 2026 of $13.1 million, or $0.04 loss per share, compared to a non-GAAP loss of $11.1 million, or $0.03 loss per share in the first quarter 2026
●	Gross margin improved to 22.3% in the second quarter 2026, from 18.1% in the first quarter 2026
●	Materials contributed $1.2 million in revenue in the second quarter 2026
●	Molecular Universe’s “Search in a Box” generated revenue from a multi-year subscription commitment with a major global battery manufacturer
●	Sol-Ark’s certification of UZ Energy opens a large and established residential energy storage ecosystem and creates an immediate path to compete for U.S. battery sales
●	Affirmed previously issued full year 2026 revenue guidance in a range of $30 million to $35 million

Woburn, MA (August 11, 2026) - SES AI Corporation (“SES AI”) (NYSE: SES), a global leader in the development and manufacturing of AI-enhanced high-performance Li-Metal and Li-ion batteries, today announced its business results for the second quarter ended June 30, 2026 and affirmed its previously issued financial guidance for the year ending December 31, 2026.

The Company posted a Letter to Our Shareholders on its Investor Relations website, which provides a business update, details on its second quarter 2026 results, and its guidance for 2026.

© 2026 SES AI Corp.

Dr. Qichao Hu, Founder and CEO of SES AI, noted, “SES is solving two of the most difficult challenges in energy storage – accelerating product development using AI4Materials and building a robust supply chain to manufacture these products. In the second quarter, we began seeing significant commercial milestones, and we are very excited about the path we are on. For ESS, this is our largest revenue generating unit. We are making great progress especially in the US market, we were selected by Sol-Ark as a certified battery partner, and we brought on Paul Diemer, ex-CTO of Flex Power, to our board to help guide our ESS strategy. We continue to hire a stellar team with backgrounds in leading AI data center total solutions providers to execute on and deliver our exciting ESS growth.”

“For drones and unmanned systems, we are recruiting a team that has sold to defense and commercial drones. We are just one month away from reaching the scale of 1 million NDAA-compliant cells per year in our Korea plant and are already in the process of securing orders well into 2028,” stated Dr. Hu. “MU contributed its first ever revenue from a multi-year Search in a Box subscription commitment with a major global battery manufacturer, validating Molecular Universe’s commercial value.”

The Company will hold a conference call later today at 5:00 p.m. Eastern Time.

A webcast of the live conference call will be available through SES’s Investor Relations website, https://investors.ses.ai. The following link can be used to register in advance for the call: https://events.q4inc.com/attendee/167359368.

The conference call can also be accessed live over the phone by dialing the following numbers:

United States (Toll Free): +1 833-461-5787
International: +1 626-884-3620
https://events.q4inc.com/attendee/167359368

Access Code: 167359368

A webcast replay will be available shortly after the call at:
https://investors.ses.ai/events-and-presentations/events/default.aspx

About SES AI:

SES AI Corp. (NYSE: SES) is powering the future of global electric transportation with the world’s most advanced Li-Metal batteries. SES AI is the first battery company in the world to accelerate its pace of innovation by utilizing superintelligent AI across the spectrum of its business, from research and development; materials sourcing; cell design; engineering and manufacturing; to battery health and safety monitoring. Founded in 2012, SES AI is an Li-Metal battery developer and manufacturer headquartered in Boston and with operations in Singapore, China, and South Korea. Learn more at SES.AI.

© 2026 SES AI Corp.

SES AI may use its website as a distribution channel of material company information. Financial and other important information regarding SES AI is routinely posted on and accessible through the Company’s website at www.ses.ai. Accordingly, investors should monitor this channel, in addition to following SES AI’s press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Non-GAAP Financial Measures

This press release includes the use of non-GAAP financial measures, which are intended to provide supplemental information regarding our performance. These non-GAAP measures include Gross profit (Non-GAAP), Gross margin (Non-GAAP), Operating expenses (Non-GAAP), Loss from operations (Non-GAAP), EBITDA, adjusted EBITDA, Net loss (Non-GAAP) attributable to SES shareholders, and Earnings per share (Non-GAAP).

We use these non-GAAP measures to supplement our financial reporting and to evaluate ongoing operations and results, facilitate internal planning and forecasting, and assess performance against prior periods, industry peers, and the broader market. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles (GAAP) and should not be considered as an alternative to GAAP results. Industry peers and other companies may calculate similar non-GAAP measures differently. Non-GAAP financial measures have limitations, including that they exclude the impact of certain items that are included in the most directly comparable measure calculated and presented in accordance with GAAP, which adjustments reflect the exercise of judgment by management. We believe that these non-GAAP measures, when considered together with the GAAP results, provide investors with an additional understanding of our operating performance. Reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the supplemental non-GAAP information section at the end of this press release.

As presented in the “Reconciliation of Non-GAAP Financial Measures” tables below, each of the non-GAAP financial measures excludes the impact of one or more of the following items for purposes of calculating non-GAAP financial measures to facilitate an evaluation of SES’s current operating performance and a comparison to its past operating performance:

Stock-based compensation expense. SES excludes the impact of stock-based compensation expense from its non-GAAP measures primarily because they are non-cash in nature. Moreover, the impact of this expense is significantly affected by SES’s stock price at the time of an award, which can be volatile and over which management has limited to no control.

© 2026 SES AI Corp.

Depreciation and amortization. This item represents depreciation and amortization of purchased long-lived assets and acquired intangible assets, which are both non-cash expenses. Acquisition related amortization of acquired intangible assets are not reflective of SES’s ongoing financial performance.

Interest income. This item consists primarily of interest income on short term debt securities that primarily includes accretion income from the debt securities as they progress towards their maturity date.

Benefit (provision) from income taxes. This item represents the amount adjusted to SES’s GAAP tax provision or benefit to exclude the impact of the income tax effects of GAAP adjustments that are not reflective of SES’s ongoing financial performance.

(Loss) gain on change in fair value of Sponsor Earn-Out Liability. This item represents the amount adjusted to SES’s GAAP fair value liability for Sponsor Earn-Out shares, which is a non-cash adjustment that is more tied to the change in stock price rather than management’s operational performance.

Definitions

Gross profit (Non-GAAP), Gross margin (Non-GAAP), Operating expenses (Non-GAAP), and Loss from operations (Non-GAAP) represent, in each case, the corresponding GAAP financial measure adjusted to exclude the impact of stock-based compensation expense and depreciation and amortization.

EBITDA represents net loss attributable to SES shareholders adjusted to exclude the impact of interest income, taxes, depreciation and amortization.

Adjusted EBITDA represents EBITDA adjusted to exclude the impact of loss (gain) on change in fair value of Sponsor Earn-Out liability and stock-based compensation.

Net loss (Non-GAAP) attributable to SES shareholders represents Adjusted EBITDA adjusted further to reinclude the impact of interest income.

Earnings per share (Non-GAAP) represents earnings (loss) per share adjusted to exclude the impact of taxes, depreciation and amortization, loss (gain) on change in fair value of Sponsor Earn-Out liability and stock-based compensation.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “will,” “goal,” “prioritize,” “plan,” “target,” “expect,” “focus,” “look forward,” “opportunity,”

© 2026 SES AI Corp.

“believe,” “estimate,” “continue,” “anticipate,” “project” and “pursue” or the negative of these terms or similar expressions. These statements are based on the beliefs and assumptions of the management of the Company. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot provide assurance that it will achieve or realize these plans, intentions or expectations. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, among other things, the risk that the market for the Molecular Universe platform is still emerging, and may not achieve the customer interest or growth potential that SES AI expects;  risks related to the development and commercialization of SES AI’s battery technology and the timing and achievement of expected business milestones; risks relating to the uncertainty of achieving and maintaining profitability; risks relating to the uncertainty of meeting future capital requirements; risks relating to the integration of Shenzhen UZ Energy Co., Ltd. into the business of SES;  the market for drones, robotics and air mobility, and for use of SES technology in such applications, is still emerging and may not achieve the growth potential we expect;  we may be unable to secure the level of drone cell orders we expect from our NDAA-compliant line in Korea; potential supply chain difficulties; the ability to obtain raw materials, components or equipment through new or existing supply relationships; our use of artificial intelligence and machine learning may result in legal and regulatory risk;  risks resulting from SES’s strategic alliances and investments; product liability and other potential litigation, regulation and legal compliance; SES’s ability to attract, train and retain highly skilled employees and key personnel; developments in alternative technology or other fossil fuel alternatives; risks related to SES’s intellectual property; business, regulatory, political, operational, financial and economic risks related to SES’s business operations outside the United States; SES’s failure to satisfy certain NYSE listing requirements may result in its Class A common stock or public warrants being delisted from the NYSE, which could eliminate or adversely affect the trading market for SES Class A common stock or public warrants; the volatility of SES’s common stock and value of SES’s public warrants;  SES has, in the past, identified material weaknesses in its internal control over financial reporting and may identify material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, and other factors described in our filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other documents that we have filed, or that we will file, with the SEC. Any forward-looking statements made by us in this press release speak only as of the date on which they are made and subsequent events may cause these expectations to change. We disclaim any

© 2026 SES AI Corp.

obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

For the media: pr@ses.ai

For investors: ir@ses.ai

© 2026 SES AI Corp.